CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (this "Agreement") is made this 15th day of July, 1996, by and between SAGE RESOURCES, INC., a Colorado corporation (the "Company"), and THEODORE H. SWINDELLS (the "Consultant").


                                 R E C I T A L S


         WHEREAS, the Company wishes to engage the Consultant to consult with respect to certain aspects of its business;

         WHEREAS, the Consultant is willing to make available to the Company the consulting services provided for in this Agreement as set forth below;


                                A G R E E M E N T


         NOW, THEREFORE, in consideration of the promises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

         1.       TERM.

         The term of this Agreement shall commence on the date hereof and end on September 30, 1996.

         2.       CONSULTING SERVICES.

                  (a) For the term of this Agreement, the Consultant agrees to render, or has rendered, the following consulting services to the
         Company:

                           (i) Identify telecommunications acquisition targets, excluding any of the Company's subsidiaries or affiliates;

                           (ii)          Strategic planning services; and

                           (iii) Conduct preliminary negotiations with potential acquisition targets, excluding any of the Company's subsidiaries or affiliates.

                  (b) Compensation. In consideration of the consulting services set forth in paragraph 2(a), and subject to the terms and conditions set forth herein, the Company hereby agrees to compensate the Consultant with $10,000, payable by issuing to the Consultant 200,000 shares of Common Stock (the "Shares") of the Company, as of the

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         Closing  Date (as defined  below),  and to register  such shares at the time of issuance, or immediately thereafter, on Form S-8 under the Securities Act of 1933, as amended.

                  (c) Issuance. Issuance and delivery of the Shares shall be made at the offices of the Company on September 20, 1996 (the "Closing Date"). On the Closing Date, the Company shall deliver to the
         Consultant:

                           (i) the certificate or certificates evidencing the Shares to be issued to the Consultant hereunder, registered in the name of the Consultant; and

                           (ii) evidence that the Shares have been registered on
                  Form S-8, or an appropriately prepared Form S-8 to be filed upon issuance of the Shares to the Consultant, registering the resale thereof.

                  (d) Expenses. During the term of the Consultant's engagement hereunder, the Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Consultant in performing services hereunder, including all travel and living expenses while away from home on business at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company, and that any expenses in excess of $500 have been preapproved in writing by the Company. Notwithstanding the foregoing, the Consultant shall bear all expenses in connection with the initial mailing of material describing the Company to brokers and dealers.

         3.       CONFIDENTIAL INFORMATION.

                  (a) Confidential Information. In connection with the providing of consulting services hereunder, the Company may provide the Consultant with information concerning the Company which the Company deems confidential (the "Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that he will take reasonable security measures to preserve and protect the secrecy of such Confidential Information, and to hold such information in confidence and not to disclose such information, either directly or indirectly, to any person or entity during the term of this Agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of services under this Agreement.

                  (b)  Exclusions.  For  purposes of this  paragraph 3, the term
         Confidential Information shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by the Consultant or his assistants, agents or advisors, or
         (ii) becomes available on a non-confidential basis to the Consultant from a source other than the Company or its advisors, provided that


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         such  source  is  not  known  to  the  Consultant  to  be  bound  by  a confidentiality agreement with or other obligation of secrecy to the Company or another party.

                  (c) Government Order. Notwithstanding anything to the contrary in this Agreement, the Consultant shall not be precluded from disclosing any of the Confidential Information pursuant to a valid order of any governmental or regulatory authority, or pursuant to the order of any court or arbitrator.

                  (d) Injunctive Relief. The Consultant agrees that, since a violation of this paragraph 3 would cause irreparable injury to the Company, and that there may not be an adequate remedy at law for such violation, the Company shall have the right, in addition to any other remedies available at law or in equity, to enjoin the Consultant in a court of equity for violating the provisions of this paragraph 3.

         4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to the Consultant that as of the date hereof and as of the Closing Date (after giving effect to the transactions contemplated hereby):

                  (a) Existence and Authority. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its respective property, carry on its respective business as now being conducted, and enter into and perform its obligations under this Agreement and to issue and deliver the Shares to be issued by it hereunder. The Company is duly qualified as a foreign corporation and is in good standing in all jurisdictions in which it is necessary to be so qualified to transact business as currently conducted. This Agreement has been duly authorized by all necessary corporate action, executed, and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principles of equity.

                  (b) Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and free of any preemptive rights. The Shares are not subject to any lien, pledge, security interest or other encumbrance.

                  (c) Authorization of Agreement. The Company has taken all actions and obtained all consents or approvals necessary to authorize it to enter into and perform its obligations under this Agreement, to issue the Shares to be issued by it and to consummate the transactions contemplated hereby.

                  (d) No Violation. Neither the execution or delivery of this Agreement, the issuance or delivery of the Shares, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will

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         conflict with,  violate,  constitute a breach of or a default (with the passage of time or otherwise) under, require the consent or approval of or filing with any person (other than consents and approvals which have been obtained and filings which have been made) under, or result in the imposition of a lien on or security interest in any properties or assets of the Company, pursuant to the charter or bylaws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company is party or to which any such person or any of their respective properties or assets is subject.

                  (e) Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act of 1933, as amended, and all applicable state laws.

         5.       FILINGS.

         The Company shall furnish to the Consultant, promptly after the sending or filing thereof, copies of all reports which the Company sends to its equity security holders generally, and copies of all reports and registration statements which the Company files with the Securities and Exchange Commission (the "Commission"), any other securities exchange or the National Association of Securities Dealers, Inc. ("NASD").

         6.       SUPPLYING INFORMATION.

         The Company shall cooperate with the Consultant in supplying such publicly available information as may be reasonably necessary for the Consultant to complete and file any information reporting forms.

         7.       INDEMNIFICATION.

                  (a) The Company shall indemnify the Consultant from and against any and all expenses (including attorneys' fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if
         (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Company shall not indemnify the Consultant with respect to any claim, issue or matter as


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         to which the Consultant shall have been adjudged to be liable for gross negligence or wilful misconduct in the performance of his duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the Consultant is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  (b) The Consultant shall indemnify the Company from and against any and all expenses (including attorneys' fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if
         (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and, with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful. Notwithstanding the foregoing, the Consultant shall not indemnify the Company with respect to any claim, issue or matter as to which the Company shall have been adjudged to be liable for gross negligence or wilful misconduct in connection with the performance of the Consultant's duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the Company is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         8.       INDEPENDENT CONTRACTOR STATUS.

         It is  expressly  understood  and  agreed  that  this  is a  consulting agreement only and does not constitute an employer-employee relationship. Accordingly, the Consultant agrees that the Consultant shall be solely responsible for payment of his own taxes or sums due to the federal, state or local governments, overhead, workmen's compensation, fringe benefits, pension contributions and other expenses. It is further understood and agreed that Consultant is an independent contractor and that the Company shall have no right to control the activities of the Consultant other than during the express period of time in which the Consultant is performing services hereunder, and that such control by the Company is solely predicated upon the consulting services provided hereunder and not because of any presumed employer-employee relationship. The Consultant shall have no authority to bind the Company.

         The parties further acknowledge that the Consultant's services hereunder are not exclusive, but that the Consultant shall be performing services, and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company. Accordingly, the services of the Consultant hereunder are on a part-time basis only, and the Company shall have no direction, control of, or interest in, the Consultant's services which are not covered by the terms of this Agreement. The Company hereby waives any conflict of interest which now exists or may hereafter arise with respect to Consultant's current employment and future employment.


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         9.       NOTICE.

         All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder.
Notice shall be deemed properly given on the date of delivery.

                           To Consultant:      Theodore H. Swindells
                                               100 California Street, Suite 1400
                                               San Francisco, CA  94111

                           To the Company:     Jonathon Winters, President
                                               Sage Resources, Inc.
                                               10 Exchange Place
                                               Salt Lake City, UT  84111

         10.      MISCELLANEOUS.

                  (a) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

                  (b) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supersedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant on behalf of the Company.

                  (c) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Utah.

                  (d) Binding  Effect.  This  Agreement  shall bind and inure to
         the  benefit  of  the  parties  hereto  and   their  respective  heirs,
         executors, administrators, successors and assigns.

                  (e) Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. References in this Agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

                  (f) Expenses. Each party shall pay and be responsible for the costs and expenses, including, without limitation, attorney's fees, incurred by such party in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

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                  (g)  Assignment.  No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

                  (h) No Rights to Others. Nothing herein contained or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto.

                  (i) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement, binding upon both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                         THE "COMPANY"

                                         SAGE RESOURCES, INC.


                                         By:  /s/Jonathon Winters
                                         Its: President

                                         THE "CONSULTANT"

                                         THEODORE H. SWINDELLS


                                         By: /s/Theodore H. Swindells


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